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                                                                    Exhibit 23.3



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 4 to the Registration Statement (Form S-3 No. 333-83308) and related prospectus of RenaissanceRe Holdings Ltd. and RenaissanceRe Capital Trust II for the registration of $500,000,000 of its securities and to the incorporation by reference therein of our reports dated January 23, 2002, with respect to the consolidated financial statements and schedules of RenaissanceRe Holdings Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.




/s/ Ernst & Young
Hamilton, Bermuda
May 29, 2002